Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

SUPERVALU INC.:

We consent to the incorporation by reference in the Registration Statements No. 33-16934, No. 33-50071, No. 333-10151, No. 333-24813, No. 333-61365, No. 333-89157, No. 333-32354, No. 333-32356, No. 333-44570, No. 333-100912, No. 333-100913, No. 333-100915, No. 333-100919, No. 333-131759, No. 333-134671, No. 333-143859, No. 333-150718, No. 333-158932, No. 333-182757 and No. 333-191301 on Form S-8; No. 33-56415, No. 333-94965, No. 333-43538, No. 333-138143, and No. 333-158802 on Form S-3; and No. 333-83977, No. 333-132397 and No. 333-191144 on Form S-4 of SUPERVALU INC. and subsidiaries of our report dated April 23, 2014, with respect to the consolidated balance sheets of SUPERVALU INC. and subsidiaries as of February 22, 2014 and February 23, 2013, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ (deficit) equity, and cash flows for each of the fiscal years in the three-year period ended February 22, 2014, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of February 22, 2014, which report appears in the February 22, 2014 annual report on Form 10-K of SUPERVALU INC.

/s/ KPMG LLP

Minneapolis, Minnesota

April 23, 2014